RenaissanceRe Reports Fourth Quarter 2019 Net Income Available to Common Shareholders of
$33.8 Million, or $0.77 Per Diluted Common Share; Operating Income Available to Common Shareholders of $23.0 Million, or $0.52 Per Diluted Common Share
Annual Net Income Available to Common Shareholders of $712.0 million, or $16.29 Per Diluted Common Share; Operating Income Available to Common Shareholders of $402.9 million, or $9.13 Per Diluted Common Share
Pembroke, Bermuda, February 4, 2020 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $33.8 million, or $0.77 per diluted common share, in the fourth quarter of 2019, compared to a net loss attributable to RenaissanceRe common shareholders of $83.9 million, or $2.10 per diluted common share, in the fourth quarter of 2018. Operating income available to RenaissanceRe common shareholders was $23.0 million, or $0.52 per diluted common share, in the fourth quarter of 2019, compared to $4.8 million, or $0.11 per diluted common share, in the fourth quarter of 2018. The Company reported an annualized return on average common equity of 2.5% and an annualized operating return on average common equity of 1.7% in the fourth quarter of 2019, compared to negative 7.8% and positive 0.4%, respectively, in the fourth quarter of 2018. Book value per common share increased $0.46, or 0.4%, to $120.53 in the fourth quarter of 2019, compared to a 1.0% decrease in the fourth quarter of 2018. Tangible book value per common share plus accumulated dividends increased $0.85, or 0.7%, to $134.71 in the fourth quarter of 2019, compared to a 0.4% decrease in the fourth quarter of 2018.
For 2019, the Company reported net income available to RenaissanceRe common shareholders of $712.0 million, or $16.29 per diluted common share, compared to $197.3 million, or $4.91 per diluted common share, in 2018. Operating income available to RenaissanceRe common shareholders was $402.9 million, or $9.13 per diluted common share, in 2019, compared to $349.0 million, or $8.73 per diluted common share, in 2018. The Company reported a return on average common equity of 14.1% and an operating return on average common equity of 8.0% in 2019, compared to 4.7% and 8.4%, respectively, in 2018. Book value per common share increased $16.40, or 15.7%, in 2019, to $120.53, compared to a 4.4% increase in 2018. Tangible book value per common share plus accumulated dividends increased $17.54, or 17.9%, to $134.71 in 2019, compared to a 6.4% increase in 2018.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “I am pleased with our performance this year as we materially grew tangible book value per share plus accumulated dividends and earned a robust operating return on equity. We successfully executed our strategy by organically growing our business while efficiently integrating Tokio Millennium Re. Looking forward, I am excited about our opportunities to build a bigger and more attractive portfolio and am confident in our ability to continue delivering long-term value.”
Fourth Quarter of 2019 Summary

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During the fourth quarter of 2019, Typhoon Hagibis and losses associated with aggregate loss contracts (the “2019 Aggregate Losses”) resulted in a net negative impact to net income available to RenaissanceRe common shareholders of $193.3 million. In addition, the Company reallocated certain losses from Hurricane Dorian and Typhoon Faxai (collectively, the “Q3 2019 Catastrophe Events”) to 2019 Aggregate Losses, which had no net impact on the Company’s net income available to RenaissanceRe common shareholders.

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Gross premiums written increased by $357.7 million, or 65.3%, to $905.5 million, in the fourth quarter of 2019 compared to the fourth quarter of 2018, driven by an increase of $312.6 million in the Casualty and Specialty segment and an increase of $45.1 million in the Property segment. Included in gross premiums written in the fourth quarter of 2019 was $30.2 million of reinstatement premiums written primarily associated with Typhoon Hagibis. Included in the gross premiums written in the fourth quarter of 2018 was $102.5 million of reinstatement premiums written primarily associated with the wildfires in California during the fourth quarter of 2018 (the “Q4 2018 California Wildfires”) and Hurricane Michael (collectively, the “Q4 2018 Catastrophe Events”).

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Underwriting loss of $65.2 million and a combined ratio of 106.7% in the fourth quarter of 2019, compared to an underwriting loss of $82.3 million and a combined ratio of 114.3% in the fourth quarter of 2018. The Property segment incurred an underwriting loss of $87.1 million and had a combined ratio of 118.6% in the fourth quarter of 2019. The Casualty and Specialty segment generated underwriting income of $20.8 million and had a combined ratio of 95.9% in the fourth quarter of 2019. The Company’s underwriting results in the fourth quarter of 2019 were principally impacted by Typhoon Hagibis and the 2019 Aggregate Losses, which had a net negative impact on the underwriting result of $237.0 million and added 25.0 percentage points to the combined ratio.

•	Total investment result was a gain of $130.6 million in the fourth quarter of 2019, generating an annualized total investment return of 3.1%.

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Over $300 million of capital raised in the fourth quarter of 2019 through the Company’s managed joint ventures and third-party capital vehicles, including Vermeer Reinsurance Ltd. (“Vermeer”), Upsilon RFO Re Ltd. (“Upsilon RFO”) and RenaissanceRe Medici Fund Ltd (“Medici”).

Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty regarding the estimates and the nature and extent of the losses from these events remains, driven by the magnitude and recent occurrence of each event, the geographic areas in which the events occurred, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
The financial data in the table below provides additional information detailing the net negative impact on the Company’s consolidated financial statements in the fourth quarter of 2019 resulting from Typhoon Hagibis, the 2019 Aggregate Losses and a reallocation of certain losses from the Q3 2019 Catastrophe Events to 2019 Aggregate Losses.
During the fourth quarter of 2019, the Company announced a preliminary estimated net negative impact on net income available to RenaissanceRe common shareholders of losses from Typhoon Hagibis of approximately $175 million on its fourth quarter 2019 results of operations. The Company's estimated net negative impact from Typhoon Hagibis remains consistent with this initial estimate and is allocated between the Typhoon Hagibis column and the 2019 Aggregate Loss column in the table below.
During the third quarter of 2019, the Company’s initial estimate of the net negative impact of the Q3 2019 Catastrophe Events included loss estimates associated with aggregate loss contracts. Certain of those contracts have been reallocated to 2019 Aggregate Losses, with a comparable change reflected as a reduction to the Q3 2019 Catastrophe Events in the table below.

Three months ended December 31, 2019	Typhoon Hagibis	2019 Aggregate Losses	Reallocation of certain losses from the Q3 2019 Catastrophe Events to 2019 Aggregate Losses	Total
(in thousands, except percentages)
(Increase) decrease in net claims and claims expenses incurred	$(199,305)	$(97,591)	$21,723	$(275,173)
Assumed reinstatement premiums earned	28,829	183	1,158	30,170
Ceded reinstatement premiums earned	(219)	—	(92)	(311)
Lost (earned) profit commissions	7,509	1,740	(935)	8,314
Net (negative) positive impact on underwriting result	(163,186)	(95,668)	21,854	(237,000)
Redeemable noncontrolling interest - DaVinciRe	35,078	12,932	(4,317)	43,693
Net (negative) positive impact on net income available to RenaissanceRe common shareholders	$(128,108)	$(82,736)	$17,537	$(193,307)
Percentage point impact on consolidated combined ratio	17.1	9.8	(2.3)	25.0

Net (negative) positive impact on Property segment underwriting result	$(161,654)	$(95,668)	$21,854	$(235,468)
Net (negative) positive impact on Casualty and Specialty segment underwriting result	(1,532)	—	—	(1,532)
Net (negative) positive impact on underwriting result	$(163,186)	$(95,668)	$21,854	$(237,000)

Acquisition of Tokio Millennium Re
On March 22, 2019, the Company completed its acquisition of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) and their subsidiaries (collectively, “TMR”). The Company accounted for the acquisition of TMR under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic Business Combinations. The operating activities of TMR are included in the Company’s consolidated statements of operations from March 22, 2019, and comparisons of the Company’s results of operations for the fourth quarter and full year of 2019 to the fourth quarter and full year of 2018 should be viewed in that context. In addition, the results of operations for the fourth quarter and full year of 2019 may not be reflective of the ultimate ongoing business of the combined entities.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $245.0 million in the fourth quarter of 2019, an increase of $45.1 million, or 22.6%, compared to $199.9 million in the fourth quarter of 2018.
Gross premiums written in the catastrophe class of business were $44.8 million in the fourth quarter of 2019, a decrease of $64.1 million, or 58.9%, compared to the fourth quarter of 2018. In the fourth quarter of 2019, gross premiums written in the catastrophe class of business included $29.5 million of reinstatement premiums primarily associated with Typhoon Hagibis, compared to the fourth quarter of 2018, which included $102.8 million of reinstatement premiums associated with the Q4 2018 Catastrophe Events.
Gross premiums written in the other property class of business were $200.2 million in the fourth quarter of 2019, an increase of $109.2 million, or 120.0%, compared to the fourth quarter of 2018. The increase in gross premiums written in the other property class of business was primarily driven by growth from existing relationships, new opportunities across a number of the Company’s underwriting platforms, and business acquired in connection with the acquisition of TMR.

Ceded premiums written in the Property segment were $2.1 million in the fourth quarter of 2019, a decrease of $27.2 million, or 92.9%, compared to the fourth quarter of 2018. The decrease in ceded premiums written in the fourth quarter of 2019 was principally due to $26.0 million of ceded reinstatement premiums written in the fourth quarter of 2018 associated with Q4 2018 Catastrophe Events which did not reoccur in the fourth quarter of 2019.
The Property segment incurred an underwriting loss of $87.1 million and had a combined ratio of 118.6% in the fourth quarter of 2019, compared to an underwriting loss of $35.0 million and a combined ratio of 110.6% in the fourth quarter of 2018. The Property segment underwriting result and combined ratio in the fourth quarter of 2019 were principally impacted by Typhoon Hagibis and the 2019 Aggregate Losses, which resulted in a net negative impact on the Property segment underwriting result of $235.5 million and added 52.5 percentage points to the Property segment combined ratio.
In comparison, the fourth quarter of 2018 was impacted by the Q4 2018 Catastrophe Events and changes in certain losses associated with aggregate loss contracts in 2018 (the “2018 Aggregate Losses”), which resulted in a net negative impact on the underwriting result of $205.7 million and added 74.1 percentage points to the Property segment combined ratio. In addition, the underwriting results in the fourth quarter of 2018 were positively impacted by changes in the estimates of the net negative impact of the wildfires in California during the third quarter of 2018 (the “Q3 2018 California Wildfires”), Typhoons Jebi, Mangkhut and Trami, and Hurricane Florence (collectively, the “Q3 2018 Catastrophe Events”) and Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake, the wildfires in California during the fourth quarter of 2017 and certain losses associated with aggregate loss contracts (collectively, the “2017 Large Loss Events”) of $55.2 million and $24.8 million, respectively, reducing the Property segment combined ratio by 17.7 and 7.9 percentage points, respectively.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $660.5 million in the fourth quarter of 2019, an increase of $312.6 million, or 89.9%, compared to the fourth quarter of 2018. The increase was due to growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment, and business acquired in connection with the acquisition of TMR.

The Casualty and Specialty segment generated underwriting income of $20.8 million and had a combined ratio of 95.9% in the fourth quarter of 2019, compared to an underwriting loss of $47.4 million and a combined ratio of 119.3% in the fourth quarter of 2018. The improvement in the Casualty and Specialty segment combined ratio was driven by a decrease of 14.8 percentage points in the net claims and claim expense ratio, principally the result of lower current accident year losses in the fourth quarter of 2019 compared to the fourth quarter of 2018, which included loss estimates for liability exposures associated with the Q4 2018 California Wildfires. The Casualty and Specialty segment also experienced an 8.6 percentage point decrease in the underwriting expense ratio in the fourth quarter of 2019 compared to the fourth quarter of 2018, resulting from a decrease in both the acquisition expense ratio and the operating expense ratio. The acquisition ratio decreased in the fourth quarter of 2019 compared to the fourth quarter of 2018 primarily as a result of the effects of purchase accounting amortization related to the acquisition of TMR and changes in estimated commissions. The operating expense ratio decreased 3.6 percentage points due to improved operating leverage from the business acquired in connection with the acquisition of TMR.
Other Items

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The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $130.6 million in the fourth quarter of 2019, compared to a loss of $35.3 million in the fourth quarter of 2018, an improvement of $165.9 million. The improvement in the total investment result was principally due to higher returns on the Company’s equity investments trading, private equity investments and catastrophe bonds, partially offset by lower returns on its portfolio of fixed maturity investments trading. Also driving the investment result for the fourth quarter of 2019 were higher average invested assets primarily resulting from the acquisition of TMR, combined with capital raised during 2019 in certain of the Company’s consolidated third-party capital vehicles, including DaVinciRe Holdings Ltd. (“DaVinciRe”), Upsilon RFO, Vermeer and Medici, and the subsequent investment of those funds as part of the Company’s consolidated investment portfolio.

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Net loss attributable to redeemable noncontrolling interests in the fourth quarter of 2019 was $2.6 million compared to $49.3 million in the fourth quarter of 2018. The change was primarily driven by improved performance from DaVinciRe in the fourth quarter of 2019, compared to the fourth quarter of 2018, which was negatively impacted by significant losses in DaVinciRe associated with Hurricane Michael, the Q4 2018 California Wildfires and changes in the 2018 Aggregate Losses. In addition, the fourth quarter of 2019 included net income attributable to Vermeer and improved performance in Medici.

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In the fourth quarter of 2019, total fee income increased by $4.6 million, to $13.2 million, compared to $8.6 million in the fourth quarter of 2018, primarily driven by an increase in the dollar value of capital being managed combined with improved underlying performance.

FULL YEAR 2019 SUMMARY

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Gross premiums written increased by $1.5 billion, or 45.2%, to $4.8 billion, in 2019, compared to 2018, driven by increases of $670.1 million in the Property segment and $827.3 million in the Casualty and Specialty segment. The increase was primarily driven by expanded participation on existing transactions, certain new transactions, rate improvements, and the impact of the acquisition of TMR.

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Underwriting income of $256.4 million and a combined ratio of 92.3% in 2019, compared to underwriting income of $244.9 million and a combined ratio of 87.6% in 2018. Underwriting income was comprised of $209.3 million in the Property segment and $46.0 million in the Casualty and Specialty segment. Impacting the underwriting result for 2019 were Typhoon Hagibis, the Q3 2019 Catastrophe Events and 2019 Aggregate Losses (collectively, the “2019 Large Loss Events”), which had a net negative impact on the Company’s underwriting result of $418.9 million and added 12.9 percentage points to the combined ratio.

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Net income available to RenaissanceRe common shareholders of $712.0 million in 2019 included total net negative impact on the Company’s net income available to RenaissanceRe common shareholders of $348.2 million from the 2019 Large Loss Events.

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Total investment result was a gain of $838.3 million in 2019, generating an annualized total investment return of 5.2%. The Company’s portfolio of fixed maturity and short term investments had a yield to maturity of 2.1% at December 31, 2019, contributing $423.8 million of net investment income included in the total investment result in 2019.

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Over $1.5 billion of capital raised in 2019 through the Company’s managed joint ventures and third-party capital vehicles, DaVinciRe, Upsilon RFO, Vermeer and Medici, including $175 million from the Company. In addition, effective January 1, 2020, the Company raised over $625 million of capital through Upsilon RFO and Medici, including over $100 million from the Company.

Net Negative Impact
The financial data below provides additional information detailing the net negative impact on the Company’s consolidated financial statements in 2019 resulting from the 2019 Large Loss Events, including Typhoon Hagibis, the Q3 2019 Catastrophe Events and the 2019 Aggregate Losses.

Year ended December 31, 2019	Typhoon Hagibis	Q3 2019 Catastrophe Events	2019 Aggregate Losses	Total 2019 Large Loss Events
(in thousands, except percentages)
Net claims and claims expenses incurred	$(199,305)	$(187,188)	$(97,591)	$(484,084)
Assumed reinstatement premiums earned	28,829	24,596	183	53,608
Ceded reinstatement premiums earned	(219)	(574)	—	(793)
Lost profit commissions	7,509	3,100	1,740	12,349
Net negative impact on underwriting result	(163,186)	(160,066)	(95,668)	(418,920)
Redeemable noncontrolling interest - DaVinciRe	35,078	22,677	12,932	70,687
Net negative impact on net income available to RenaissanceRe common shareholders	$(128,108)	$(137,389)	$(82,736)	$(348,233)
Percentage point impact on consolidated combined ratio	5.0	4.9	2.8	12.9

Net negative impact on Property segment underwriting result	$(161,654)	$(157,064)	$(95,668)	$(414,386)
Net negative impact on Casualty and Specialty segment underwriting result	(1,532)	(3,002)	—	(4,534)
Net negative impact on underwriting result	$(163,186)	$(160,066)	$(95,668)	$(418,920)

Underwriting Results by Segment
Property Segment
In 2019, gross premiums written in the Property segment increased by $670.1 million, or 38.1%, to $2.4 billion, compared to $1.8 billion in 2018.
Gross premiums written in the catastrophe class of business were $1.6 billion in 2019, an increase of $246.1 million, or 18.2%, compared to 2018. Impacting the catastrophe class of business in 2019 were expanded participation on existing transactions, certain new transactions, rate improvements, and the acquisition of TMR .
Gross premiums written in the other property class of business were $835.5 million in 2019, an increase of $423.9 million, or 103.0%, compared to 2018. The increase in gross premiums written in the other property class of business was primarily driven by growth across the Company’s underwriting platforms, both from existing relationships and through new opportunities the Company believes have comparably attractive risk-return attributes, rate improvements, and business acquired in connection with the acquisition of TMR.
The Company’s Property segment generated underwriting income of $209.3 million in 2019, compared to $262.1 million in 2018, a decrease of $52.8 million. In 2019, the Property segment generated a net claims and claim expense ratio of 59.3%, an underwriting expense ratio of 27.8% and a combined ratio of 87.1%, compared to 47.4%, 27.7% and 75.1%, respectively, in 2018.
Principally impacting the Property segment underwriting result and combined ratio in 2019 were the 2019 Large Loss Events, which resulted in a net negative impact on the Property segment underwriting result of $414.4 million and a corresponding increase in the Property segment combined ratio of 26.7 percentage points. In comparison, 2018 was impacted by the Q3 2018 Catastrophe Events, the Q4 2018 Catastrophe Events, and the 2018 Aggregate Losses (collectively, the “2018 Large Loss Events”). The 2018 Large Loss Events resulted in a net negative impact on the underwriting result of $338.7 million, and a corresponding increase in the Property segment combined ratio of 37.4 percentage points. This was partially offset by a net positive impact on the underwriting result associated with changes in the estimates of the net negative impact on the underwriting result of the 2017 Large Loss Events of $145.7 million, and a corresponding decrease in the combined ratio of 14.0 percentage points.

Casualty and Specialty Segment
In 2019, gross premiums written in the Casualty and Specialty segment increased by $827.3 million, or 53.4%, to $2.4 billion, compared to $1.5 billion in 2018. The increase was principally due to growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment and business acquired in connection with the acquisition of TMR.
The Company’s Casualty and Specialty segment generated underwriting income of $46.0 million in 2019, compared to an underwriting loss of $17.0 million in 2018. In 2019, the Casualty and Specialty segment generated a net claims and claim expense ratio of 66.1%, an underwriting expense ratio of 31.2% and a combined ratio of 97.3%, compared to 67.3%, 34.5% and 101.8%, respectively, in 2018.
The decrease in the Company’s Casualty and Specialty segment’s combined ratio was primarily driven by an improved underwriting expense ratio as well as the overall decrease in the net claims and claim expense ratio. The decrease in the Casualty and Specialty segment net claims and claim expense ratio was principally due to lower current accident year losses, which reduced the net claims and claim expense ratio by 5.1 percentage points in 2019, compared to 2018, which was adversely impacted by liability exposures associated with the Q3 2018 California Wildfires and the Q4 2018 California Wildfires. The underwriting expense ratio in the Casualty and Specialty segment decreased 3.3 percentage points, to 31.2%, in 2019, compared to 34.5% in 2018, primarily due to a decrease in the operating expense ratio as a result of improved operating leverage.
Other Items

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Net income attributable to redeemable noncontrolling interests in 2019 was $201.5 million, compared to $41.6 million in 2018, an increase of $159.9 million, principally due to improved performance from DaVinciRe and the addition of net income attributable to Vermeer in 2019, compared to 2018, which was negatively impacted by significant losses in DaVinciRe associated with Hurricane Michael, the Q4 2018 California Wildfires and changes in the 2018 Aggregate Losses.

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In 2019, total fee income increased by $24.3 million, to $114.2 million, compared to $89.9 million in 2018, primarily driven by an increase in the dollar value of capital being managed and improved underlying performance.

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The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was $838.3 million in 2019, compared to $86.8 million in 2018, an increase of $751.5 million. The increase was primarily driven by net realized and unrealized gains on investments of $414.5 million in 2019, compared to net realized and unrealized losses on investments of $175.1 million in 2018. The net realized and unrealized gains on investments in 2019 were driven by net realized and unrealized gains on the fixed maturity investments portfolio, equity investments trading and investment-related derivatives. Additionally, higher net investment income was generated from the Company’s portfolio of fixed maturity investments trading, short term investments, private equity investments and catastrophe bonds. Also driving the investment result for 2019 were higher average invested assets primarily resulting from the acquisition of TMR, combined with capital raised during 2019 in certain of the Company’s consolidated third-party capital vehicles, including DaVinciRe, Upsilon RFO, Vermeer and Medici, and the subsequent investment of those funds as part of the Company’s consolidated investment portfolio.

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During 2019, the Company recorded $49.7 million of corporate expenses associated with the acquisition of TMR, which includes compensation-related costs, integration-related costs and transaction-related costs.

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On April 2, 2019, the Company issued $400.0 million of its 3.600% Senior Notes due April 15, 2029. A portion of the net proceeds were used to repay, in full, $200.0 million outstanding under the Company’s revolving credit facility, which was drawn on March 20, 2019 in connection with the acquisition of TMR. The remainder of the net proceeds will be used for general corporate purposes.

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On February 4, 2020, the Company’s wholly-owned subsidiary, RenaissanceRe Specialty Holdings (UK) Limited, entered into an agreement to sell its wholly owned subsidiary, RenaissanceRe (UK) Limited, a UK run-off company, to an investment vehicle managed by AXA Liabilities Managers, an affiliate of AXA XL. The sale is expected to close in 2020 and is subject to regulatory approval.

This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income available to RenaissanceRe common shareholders,” “operating income available to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, February 5, 2020 at 10:30 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; soft reinsurance underwriting market conditions; the performance of the Company’s investment portfolio; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; changes in the method for determining LIBOR and the potential replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; risks that the ongoing integration of TMR disrupts or distracts from current plans and operations; the Company’s ability to recognize the benefits of the acquisition of TMR; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Gross premiums written	$905,479	$547,755	$4,807,750	$3,310,427
Net premiums written	$725,367	$411,094	$3,381,493	$2,131,902
Decrease (increase) in unearned premiums	244,758	163,519	(43,090)	(155,773)
Net premiums earned	970,125	574,613	3,338,403	1,976,129
Net investment income	112,695	53,338	423,833	261,866
Net foreign exchange losses	(1,126)	(932)	(2,938)	(12,428)
Equity in earnings of other ventures	5,874	4,143	23,224	18,474
Other (loss) income	(160)	5,489	4,949	5,969
Net realized and unrealized gains (losses) on investments	17,897	(88,654)	414,483	(175,069)
Total revenues	1,105,305	547,997	4,201,954	2,074,941
Expenses
Net claims and claim expenses incurred	762,093	477,638	2,097,021	1,120,018
Acquisition expenses	208,618	120,465	762,232	432,989
Operational expenses	64,571	58,859	222,733	178,267
Corporate expenses	17,642	12,108	94,122	33,983
Interest expense	15,496	11,765	58,364	47,069
Total expenses	1,068,420	680,835	3,234,472	1,812,326
Income (loss) before taxes	36,885	(132,838)	967,482	262,615
Income tax benefit (expense)	3,455	8,852	(17,215)	6,302
Net income (loss)	40,340	(123,986)	950,267	268,917
Net loss (income) attributable to noncontrolling interests	2,622	49,269	(201,469)	(41,553)
Net income (loss) attributable to RenaissanceRe	42,962	(74,717)	748,798	227,364
Dividends on preference shares	(9,189)	(9,189)	(36,756)	(30,088)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$33,773	$(83,906)	$712,042	$197,276

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.77	$(2.10)	$16.32	$4.91
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.77	$(2.10)	$16.29	$4.91
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$0.52	$0.11	$9.13	$8.73

Average shares outstanding - basic	43,467	40,111	43,119	39,732
Average shares outstanding - diluted	43,552	40,111	43,175	39,755

Net claims and claim expense ratio	78.6%	83.1%	62.8%	56.7%
Underwriting expense ratio	28.1%	31.2%	29.5%	30.9%
Combined ratio	106.7%	114.3%	92.3%	87.6%

Return on average common equity - annualized	2.5%	(7.8)%	14.1%	4.7%
Operating return on average common equity - annualized (1)	1.7%	0.4%	8.0%	8.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2019	December 31, 2018
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$11,171,655	$8,088,870
Short term investments, at fair value	4,566,277	2,586,520
Equity investments trading, at fair value	436,931	310,252
Other investments, at fair value	1,087,377	784,933
Investments in other ventures, under equity method	106,549	115,172
Total investments	17,368,789	11,885,747
Cash and cash equivalents	1,379,068	1,107,922
Premiums receivable	2,599,896	1,537,188
Prepaid reinsurance premiums	767,781	616,185
Reinsurance recoverable	2,791,297	2,372,221
Accrued investment income	72,461	51,311
Deferred acquisition costs and value of business acquired	663,991	476,661
Receivable for investments sold	78,369	256,416
Other assets	346,216	135,127
Goodwill and other intangibles	262,226	237,418
Total assets	$26,330,094	$18,676,196
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$9,384,349	$6,076,271
Unearned premiums	2,530,975	1,716,021
Debt	1,384,105	991,127
Reinsurance balances payable	2,830,691	1,902,056
Payable for investments purchased	225,275	380,332
Other liabilities	932,024	513,609
Total liabilities	17,287,419	11,579,416
Redeemable noncontrolling interest	3,071,308	2,051,700
Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	44,148	42,207
Additional paid-in capital	568,277	296,099
Accumulated other comprehensive loss	(1,939)	(1,433)
Retained earnings	4,710,881	4,058,207
Total shareholders’ equity attributable to RenaissanceRe	5,971,367	5,045,080
Total liabilities, noncontrolling interests and shareholders’ equity	$26,330,094	$18,676,196

Book value per common share	$120.53	$104.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended December 31, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$245,001	$660,478	$—	$905,479
Net premiums written	$242,932	$482,435	$—	$725,367
Net premiums earned	$467,404	$502,721	$—	$970,125
Net claims and claim expenses incurred	424,207	338,104	(218)	762,093
Acquisition expenses	90,790	117,849	(21)	208,618
Operational expenses	39,469	25,943	(841)	64,571
Underwriting (loss) income	$(87,062)	$20,825	$1,080	(65,157)
Net investment income			112,695	112,695
Net foreign exchange losses			(1,126)	(1,126)
Equity in earnings of other ventures			5,874	5,874
Other loss			(160)	(160)
Net realized and unrealized gains on investments			17,897	17,897
Corporate expenses			(17,642)	(17,642)
Interest expense			(15,496)	(15,496)
Income before taxes and redeemable noncontrolling interests				36,885
Income tax benefit			3,455	3,455
Net loss attributable to redeemable noncontrolling interests			2,622	2,622
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$33,773

Net claims and claim expenses incurred – current accident year	$432,160	$342,268	$—	$774,428
Net claims and claim expenses incurred – prior accident years	(7,953)	(4,164)	(218)	(12,335)
Net claims and claim expenses incurred – total	$424,207	$338,104	$(218)	$762,093

Net claims and claim expense ratio – current accident year	92.5%	68.1%		79.8%
Net claims and claim expense ratio – prior accident years	(1.7)%	(0.8)%		(1.2)%
Net claims and claim expense ratio – calendar year	90.8%	67.3%		78.6%
Underwriting expense ratio	27.8%	28.6%		28.1%
Combined ratio	118.6%	95.9%		106.7%

	Three months ended December 31, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$199,918	$347,837	$—	$547,755
Net premiums written	$170,647	$240,447	$—	$411,094
Net premiums earned	$328,585	$246,027	$1	$574,613
Net claims and claim expenses incurred	275,700	202,047	(109)	477,638
Acquisition expenses	50,817	69,650	(2)	120,465
Operational expenses	37,021	21,762	76	58,859
Underwriting (loss) income	$(34,953)	$(47,432)	$36	(82,349)
Net investment income			53,338	53,338
Net foreign exchange losses			(932)	(932)
Equity in earnings of other ventures			4,143	4,143
Other income			5,489	5,489
Net realized and unrealized losses on investments			(88,654)	(88,654)
Corporate expenses			(12,108)	(12,108)
Interest expense			(11,765)	(11,765)
Loss before taxes and redeemable noncontrolling interests				(132,838)
Income tax benefit			8,852	8,852
Net loss attributable to redeemable noncontrolling interests			49,269	49,269
Dividends on preference shares			(9,189)	(9,189)
Net loss attributable to RenaissanceRe common shareholders				$(83,906)

Net claims and claim expenses incurred – current accident year	$324,118	$227,289	$—	$551,407
Net claims and claim expenses incurred – prior accident years	(48,418)	(25,242)	(109)	(73,769)
Net claims and claim expenses incurred – total	$275,700	$202,047	$(109)	$477,638

Net claims and claim expense ratio – current accident year	98.6%	92.4%		96.0%
Net claims and claim expense ratio – prior accident years	(14.7)%	(10.3)%		(12.9)%
Net claims and claim expense ratio – calendar year	83.9%	82.1%		83.1%
Underwriting expense ratio	26.7%	37.2%		31.2%
Combined ratio	110.6%	119.3%		114.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Year ended December 31, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,430,985	$2,376,765	$—	$4,807,750
Net premiums written	$1,654,259	$1,727,234	$—	$3,381,493
Net premiums earned	$1,627,494	$1,710,909	$—	$3,338,403
Net claims and claim expenses incurred	965,424	1,131,637	(40)	2,097,021
Acquisition expenses	313,761	448,678	(207)	762,232
Operational expenses	139,015	84,546	(828)	222,733
Underwriting income	$209,294	$46,048	$1,075	256,417
Net investment income			423,833	423,833
Net foreign exchange losses			(2,938)	(2,938)
Equity in earnings of other ventures			23,224	23,224
Other income			4,949	4,949
Net realized and unrealized gains on investments			414,483	414,483
Corporate expenses			(94,122)	(94,122)
Interest expense			(58,364)	(58,364)
Income before taxes and redeemable noncontrolling interests				967,482
Income tax expense			(17,215)	(17,215)
Net income attributable to redeemable noncontrolling interests			(201,469)	(201,469)
Dividends on preference shares			(36,756)	(36,756)
Net income attributable to RenaissanceRe common shareholders				$712,042

Net claims and claim expenses incurred – current accident year	$968,357	$1,155,519	$—	$2,123,876
Net claims and claim expenses incurred – prior accident years	(2,933)	(23,882)	(40)	(26,855)
Net claims and claim expenses incurred – total	$965,424	$1,131,637	$(40)	$2,097,021

Net claims and claim expense ratio – current accident year	59.5%	67.5%		63.6%
Net claims and claim expense ratio – prior accident years	(0.2)%	(1.4)%		(0.8)%
Net claims and claim expense ratio – calendar year	59.3%	66.1%		62.8%
Underwriting expense ratio	27.8%	31.2%		29.5%
Combined ratio	87.1%	97.3%		92.3%

	Year ended December 31, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,760,926	$1,549,501	$—	$3,310,427
Net premiums written	$1,055,188	$1,076,714	$—	$2,131,902
Net premiums earned	$1,050,831	$925,298	$—	$1,976,129
Net claims and claim expenses incurred	497,895	622,320	(197)	1,120,018
Acquisition expenses	177,912	255,079	(2)	432,989
Operational expenses	112,954	64,883	430	178,267
Underwriting income (loss)	$262,070	$(16,984)	$(231)	244,855
Net investment income			261,866	261,866
Net foreign exchange losses			(12,428)	(12,428)
Equity in earnings of other ventures			18,474	18,474
Other income			5,969	5,969
Net realized and unrealized losses on investments			(175,069)	(175,069)
Corporate expenses			(33,983)	(33,983)
Interest expense			(47,069)	(47,069)
Income before taxes and redeemable noncontrolling interests				262,615
Income tax benefit			6,302	6,302
Net income attributable to redeemable noncontrolling interests			(41,553)	(41,553)
Dividends on preference shares			(30,088)	(30,088)
Net income available to RenaissanceRe common shareholders				$197,276

Net claims and claim expenses incurred – current accident year	$719,185	$671,582	$—	$1,390,767
Net claims and claim expenses incurred – prior accident years	(221,290)	(49,262)	(197)	(270,749)
Net claims and claim expenses incurred – total	$497,895	$622,320	$(197)	$1,120,018

Net claims and claim expense ratio – current accident year	68.4%	72.6%		70.4%
Net claims and claim expense ratio – prior accident years	(21.0)%	(5.3)%		(13.7)%
Net claims and claim expense ratio – calendar year	47.4%	67.3%		56.7%
Underwriting expense ratio	27.7%	34.5%		30.9%
Combined ratio	75.1%	101.8%		87.6%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Property Segment
Catastrophe	$44,824	$108,937	$1,595,472	$1,349,324
Other property	200,177	90,981	835,513	411,602
Property segment gross premiums written	$245,001	$199,918	$2,430,985	$1,760,926

Casualty and Specialty Segment
General casualty (1)	$197,338	$75,797	$807,901	$453,097
Professional liability (2)	189,838	119,391	650,750	485,851
Financial lines (3)	126,983	102,167	457,000	352,902
Other (4)	146,319	50,482	461,114	257,651
Casualty and Specialty segment gross premiums written	$660,478	$347,837	$2,376,765	$1,549,501

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Fixed maturity investments	$85,937	$60,189	$318,503	$211,973
Short term investments	11,552	11,231	56,264	33,571
Equity investments trading	1,539	1,383	4,808	4,474
Other investments
Private equity investments	6,815	(11,672)	14,981	477
Other	8,833	(4,871)	39,246	22,475
Cash and cash equivalents	1,875	1,102	7,676	3,810
	116,551	57,362	441,478	276,780
Investment expenses	(3,856)	(4,024)	(17,645)	(14,914)
Net investment income	112,695	53,338	423,833	261,866

Gross realized gains	45,814	6,339	133,409	21,284
Gross realized losses	(8,380)	(23,399)	(43,149)	(91,098)
Net realized gains (losses) on fixed maturity investments	37,434	(17,060)	90,260	(69,814)
Net unrealized (losses) gains on fixed maturity investments trading	(72,956)	16,212	170,183	(57,310)
Net realized and unrealized (losses) gains on investments-related derivatives	(3,212)	(8,021)	58,891	(8,784)
Net realized gains on equity investments trading	396	5,898	31,062	27,739
Net unrealized gains (losses) on equity investments trading	56,235	(85,683)	64,087	(66,900)
Net realized and unrealized gains (losses) on investments	17,897	(88,654)	414,483	(175,069)
Total investment result	$130,592	$(35,316)	$838,316	$86,797

Total investment return - annualized	3.1%	(1.2)%	5.2%	0.8%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income Available to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders, transaction and integration expenses associated with the acquisition of TMR and the income tax expense or benefit associated with these exclusions to “net income (loss) available (attributable) to RenaissanceRe common shareholders." The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives; certain transaction and integration expenses associated with the acquisition of TMR; and the associated income tax expense or benefit of these adjustments. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and (3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except per share amounts and percentages)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$33,773	$(83,906)	$712,042	$197,276
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(18,188)	88,987	(379,453)	154,205
Adjustment for transaction and integration expenses associated with the acquisition of TMR	5,700	3,296	49,725	3,296
Adjustment for income tax expense (benefit) (2)	1,728	(3,580)	20,597	(5,750)
Operating income available to RenaissanceRe common shareholders	$23,013	$4,797	$402,911	$349,027

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.77	$(2.10)	$16.29	$4.91
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(0.42)	2.22	(8.79)	3.88
Adjustment for transaction and integration expenses associated with the acquisition of TMR	0.13	0.08	1.15	0.08
Adjustment for income tax expense (benefit) (2)	0.04	(0.09)	0.48	(0.14)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$0.52	$0.11	$9.13	$8.73

Return on average common equity - annualized	2.5%	(7.8)%	14.1%	4.7%
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(1.3)%	8.2%	(7.5)%	3.7%
Adjustment for transaction and integration expenses associated with the acquisition of TMR	0.4%	0.3%	1.0%	0.1%
Adjustment for income tax expense (benefit) (2)	0.1%	(0.3)%	0.4%	(0.1)%
Operating return on average common equity - annualized	1.7%	0.4%	8.0%	8.4%

(1)
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders represents: net realized and unrealized gains (losses) on investments as set forth in the Company's consolidated statement of operations less net realized and unrealized gains (losses) attributable to redeemable noncontrolling interests, which is included in net loss (income) attributable to redeemable noncontrolling interests in the Company's consolidated statement of operations. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(2)
Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Book value per common share	$120.53	$120.07	$119.17	$111.05	$104.13
Adjustment for goodwill and other intangibles (1)	(6.50)	(6.55)	(6.60)	(6.66)	(6.28)
Tangible book value per common share	114.03	113.52	112.57	104.39	97.85
Adjustment for accumulated dividends	20.68	20.34	20.00	19.66	19.32
Tangible book value per common share plus accumulated dividends	$134.71	$133.86	$132.57	$124.05	$117.17

Quarterly change in book value per common share	0.4%	0.8%	7.3%	6.6%	(1.0)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	0.7%	1.1%	8.2%	7.0%	(0.4)%
Year to date change in book value per common share	15.7%	15.3%	14.4%	6.6%	4.4%
Year to date change in tangible book value per common share plus change in accumulated dividends	17.9%	17.1%	15.7%	7.0%	6.4%

(1)
At December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, goodwill and other intangibles included $24.9 million, $25.6 million, $26.3 million, $27.0 million and $27.7 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.